SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2014

Rockdale Resources Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-52692	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5114 Balcones Woods Drive, Suite 307-511, Austin, TX	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 512-537-2257

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 16, 2014, our board of directors increased the size of our board from three to five members and appointed Leo B. Womack to our board of directors.

Leo B. Womack, 71, our newly appointed director, has over 40 years of experience in advising and serving as Director of public and private companies.  Mr. Womack began his career with Arthur Anderson. From 1969 to 1978, he was the managing partner of a Houston CPA firm that merged into what is now known as Grant Thorton. He has served as President and as Chairman of the Houston Angel Network and on National Committees of the Angel Capital Association.  He currently serves as Director and Audit Committee Chair of HII Technologies, Inc. (OTCQB:HIIT).  Prior to its acquisition by ITT in 2010, Mr. Womack served as a board member and the audit committee chair for OI Corporation (NASDAQ:OICO).

Mr. Womack earned a Bachelor of Business Administration in Accounting from Texas A&M University-Kingsville in 1965 and holds a Series 7 Securities License.

We concluded that Mr. Womack would be a valuable addition to our board of directors based on his experience in smaller reporting companies, angel investments, capital markets, formulating strategies for raising capital and his relationships with accredited investors. Mr. Womack has extensive experience in financing start-up companies and serving as Director on numerous Boards of both private and public companies.

The Company agreed to issue 100,000 shares of common stock in the name of Leo B. Womack as consideration for his services.

There are no family relationships between Mr. Womack and any of our other directors or executive officers.

Item 8.01 Other Events

On August 19, 2014, the Company issued a press release announcing the addition of Leo B. Womack as a Director. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release, dated August 19, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockdale Resources Corporation

/s/ David Baker
David Baker Chief Executive Officer

Date: August 19, 2014

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